Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in the Registration Statement of our report dated December 10, 2004, relating to the consolidated financial statements and schedules of SBE, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
San Ramon, California
September 20, 2005





               CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 10, 2004, relating to the financial statements of PyX Technologies, Inc. appearing in the Current Report on Form 8-K of SBE, Inc. dated July 26, 2005.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO Seidman, LLP

San Francisco, California
September 20, 2005